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                                                                    EXHIBIT 6.4

                                DISTRIBUTION AGREEMENT

    THIS AGREEMENT is made and entered into this 18th day of December, 1997 by and between Jundt Twenty-Five Fund (the "Fund"), a separately managed series of Jundt Funds, Inc., a Minnesota corporation (the "Company"), and U.S. Growth Investments, Inc., a Minnesota corporation (the "Distributor").


                                 W I T N E S S E T H:

     1. DISTRIBUTION SERVICES. The Company, on behalf of the Fund, hereby engages the Distributor, and the Distributor hereby agrees to act, as principal underwriter for the Fund in the sale and distribution to the public of the Fund's shares of common stock, $.01 par value (the "Shares"), either through dealers or otherwise. The Distributor agrees to offer such Shares for sale at all times when such Shares are available for sale and may lawfully be offered for sale and sold. The Shares may be offered in one or more classes (each a "Class") in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). The classes currently authorized are Class A, Class B, Class C and Class I.

     2. SALE OF FUND SHARES. Such Shares are to be sold only on the following terms:

         (a) All subscriptions, offers or sales shall be subject to acceptance or rejection by the Fund. Any offer or sale shall be conclusively presumed to have been accepted by the Fund if the Fund shall fail to notify the Distributor of the rejection of such offer or sale prior to the computation of the net asset value of the shares next following receipt by the Fund of notice of such offer and sale.

         (b) No Share shall be sold by the Fund for any consideration other than cash or for any amount less than the net asset value of such Share, computed as provided in the currently effective prospectus of the Fund (the "Net Asset Value"). All Shares sold by the Distributor shall be sold at the public offering price, as hereinafter defined, provided that the Distributor may allow, or sell at, a discount from said public offering price to broker-dealers that have entered into sales agreements with the Distributor, which discount shall be no greater than the applicable sales load or charge.

         (c) The public offering price of the Shares shall be the Net Asset Value thereof next determined following receipt of an order by the Distributor plus any applicable sales load or charge. The sales load or charge may be an initial charge of a percentage of the public offering price or a contingent deferred sales charge upon redemption of Shares within specified periods of purchase, as set forth in Fund's current prospectus and specifically approved by the Board of Directors of the Fund.

         (d) Any applicable sales loads or charges may, at the discretion of the Fund and the Distributor, be reduced or eliminated as permitted by the 1940 Act and the rules and regulations thereunder, as they may be amended from time to time, provided that such reduction or elimination shall be set forth in the currently effective prospectus for the Fund, and provided that the Fund shall in no event receive for any Shares sold an amount less than the Net Asset Value thereof.

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     3.  INVESTMENT OF DIVIDENDS AND DISTRIBUTIONS.  The Fund may extend to its shareholders the right to purchase Shares of any Class at the Net Asset Value thereof with the proceeds of any dividend or capital gain distribution paid or payable with respect to Shares of such Class.

     4. REGISTRATION OF SHARES. The Fund agrees to make prompt and reasonable efforts to effect and keep in effect, at its own expense, the registration or qualification of its Shares for sale in such jurisdictions as the Fund may designate.

     5. INFORMATION TO BE FURNISHED TO DISTRIBUTOR. The Fund agrees that it will furnish the Distributor with such information with respect to the affairs and accounts of the Fund as the Distributor may from time to time reasonably require, and further agrees that the Distributor, at all reasonable times, shall be permitted to inspect the books and records of the Fund.

     6. ALLOCATION OF EXPENSES. During the period of this Agreement, the Fund shall pay or cause to be paid all expenses, costs and fees incurred by the Fund which are not assumed by the Distributor or Jundt Associates, Inc. (the "Adviser"). The Distributor shall pay all costs of distributing the Shares, including, but not limited to, (a) compensation paid to broker-dealers, including the Distributor and its registered representatives, for their sales of Shares, including the payment of trailer commissions and the implementation of various incentive programs with respect to broker-dealers, banks and other financial institutions; (b) compensation paid to banks and other institutions for providing administrative and accounting services with respect to the Fund's shareholders; (c) other advertising and promotional expenses in connection with the distribution of Shares; and (d) other distribution-related costs as set forth in the Plans of Distribution adopted by the Fund with respect to the Class A Shares, Class B Shares and Class C Shares (collectively, the "Rule 12b-1 Plans"); provided that the Adviser, rather than the Distributor, may bear the expenses referred to in this sentence, but the Distributor shall be primarily liable for such expenses until paid.

     7. COMPENSATION TO DISTRIBUTOR. As compensation for all of its services provided and its costs assumed under this Agreement, the Distributor shall receive such front-end sales charges, contingent deferred sales charges and fees payable pursuant to Rule 12b-1 Plans, all as described in the Fund's current prospectus, as amended and supplemented from time to time.

     8. LIMITATION OF DISTRIBUTOR'S AUTHORITY. The Distributor shall be deemed to be an authorized independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Fund.

     9. SUBSCRIPTION FOR SHARES; REFUND FOR CANCELED ORDERS. The Distributor shall subscribe for the Shares of the Fund only for the purpose of covering purchase orders already received by it or for the purpose of investment for its own account. In the event that an order for the purchase of Shares is placed with the Distributor by a customer or dealer and subsequently canceled, the Distributor shall forthwith cancel the subscription for such Shares entered on the books of the Fund and, if the Distributor has paid the Fund for such Shares, shall be entitled to receive from the Fund in refund of such payment the lesser of:

         (a)  the consideration received by the Fund for said Shares; or

         (b) the Net Asset Value of such Shares at the time of cancellation by the Distributor.


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    10.  INDEMNIFICATION OF FUND.  The Distributor agrees to indemnify the
Company and the Fund against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the Shares of the Fund by the Distributor. In the event of the threat or institution of any such litigation or legal proceedings against the Company or the Fund, the Distributor shall defend such action on behalf of the Company and the Fund at its own expense, and shall pay any such liability, judgment, cost or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, that the Distributor shall not be required to pay or reimburse the Company or the Fund for any liability, judgment, cost or penalty incurred as a result of an omission to supply information by the Company or the Fund to the Distributor, or to the Distributor by a director, officer or employee of the Company who is not an Interested Person of the Distributor (as defined in Section 2(a)(19) of the 1940 Act and the rules, regulations and releases relating thereto), unless the information so supplied or omitted was available to the Distributor or the Fund's investment adviser without recourse to the Company or the Fund or any such Interested Person of the Company or the Fund.

    11. FREEDOM TO DEAL WITH THIRD PARTIES. The Distributor shall be free to render to others services of a nature either similar to or different from those rendered under this Agreement, except such as may impair its performance of the services and duties to be rendered by it hereunder.

    12. EFFECTIVE DATE. This Agreement shall become effective upon the initial effective date of the Company's Registration Statement on Form N-1A. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding Shares of the Fund or of a Class of Shares shall mean the vote of 67% or more of such Shares if the holders of more than 50% of such Shares are present in person or by proxy or the vote of more than 50% of such Shares, whichever is less.

    13. DURATION. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect from year to year but only so long as such continuance is specifically approved at least annually either (a) by the Board of Directors of the Company, including the specific approval of a majority of the directors who are not Interested Persons of the Company or of the Distributor and who have no direct or indirect financial interest in the operation of the Rule 12b-1 Plans, or in any agreements relating to the Rule 12b-1 Plans, cast in person at a meeting called for the purpose of voting on such approval; or (b) by the vote of the holders of a majority of the outstanding Shares of the Fund, provided that, if a majority of the outstanding Shares of any Class approves this Agreement, this Agreement shall continue in effect with respect to such approving Class whether or not the shareholders of any other Class of the Fund have approved this Agreement.

    14. TERMINATION. This Agreement may be terminated at any time without the payment of any penalty by the vote of a majority of the members of the Board of Directors of the Company who are not Interested Persons of the Company and who have no direct or indirect financial interest in the operation of the Rule 12b-1 Plans or in any agreements relating to the Rule 12b-1 Plans, or by the Distributor, upon not more than 60 days' written notice to the other party.
This Agreement may be terminated with respect to a particular Class at any time without the payment of any penalty by the vote of the holders of a majority of the outstanding Shares of such Class, upon 60 days' written notice to the Distributor. This Agreement shall automatically terminate in the event of its assignment.

    15. AMENDMENTS TO AGREEMENT. No material amendment to this Agreement shall be effective until approved by the Distributor and by the vote of a majority of the Board of Directors of the Company who are not Interested Persons of the Distributor.


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    16.  NOTICES.  Any notices under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notice.

    IN WITNESS WHEREOF, the Fund and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       JUNDT FUNDS, INC.


                                       By
                                          -------------------------------------
                                        Its
                                            -----------------------------------



                                       U.S. GROWTH INVESTMENTS, INC.


                                       By
                                          -------------------------------------
                                        Its
                                            -----------------------------------


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